EXHIBIT 10.1

TERMINATION AND MUTUAL RELEASE AGREEMENT

This TERMINATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is made and entered into as of September 28th, 2026 (the “Effective Date”), by and between 1606 Corp., a Nevada corporation (“1606”), and Sim Agro Inc., a Texas corporation (“Sim Agro”). 1606 and Sim Agro are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. The Parties entered into that certain Agreement and Plan of Stock Exchange, dated as of May 2, 2026 (as amended, supplemented, or otherwise modified from time to time, the “Exchange Agreement”), pursuant to which, among other things, 1606 (as “Parent” thereunder) would acquire newly issued shares of capital stock of Sim Agro (as “Company” thereunder) constituting fifty-one percent (51%) of the issued and outstanding capital stock of Sim Agro on a fully-diluted basis (the “Acquisition”).

B. The Exchange Agreement contemplated the consummation of the Acquisition at a closing (the “Closing”) to occur following the satisfaction or waiver of the conditions set forth therein, and the execution and delivery, at or in connection with the Closing, of various ancillary agreements, instruments, certificates, notes, and other closing deliverables, including, among other things, a Debt Restructuring and Novation Agreement, a promissory note in the original principal amount of $422,322.00 (the “Debt Note”), novation and debt-assumption documents, officer’s certificates, good-standing certificates, share certificates or book-entry confirmations, and such other agreements, instruments, and documents contemplated by the Exchange Agreement (collectively, together with the Exchange Agreement, the “Transaction Documents”).

C. Notwithstanding the execution of the Exchange Agreement and the preparation and, in certain instances, the execution or delivery of certain Transaction Documents in anticipation of the Closing, the Closing never occurred, the transactions contemplated by the Exchange Agreement were never consummated, no shares of capital stock of 1606 were ever issued, no shares of capital stock of Sim Agro were ever issued to 1606, and no purchase price or other consideration was ever paid.

D. The Parties now desire to (i) fully and finally terminate the Exchange Agreement and abandon the Acquisition, (ii) eliminate any ambiguity regarding the status and effect of any Transaction Documents executed or delivered in anticipation of the Closing, and (iii) provide for a mutual release of claims arising out of or relating to the Acquisition, in each case on the terms and subject to the conditions set forth in this Agreement.

E. It is the express intention of the Parties that this Agreement shall not release, satisfy, compromise, extinguish, impair, waive, assign, transfer, subordinate, modify, affect, or prejudice any indebtedness, lien, security interest, collateral right, creditor claim, or enforcement right relating to ENMAS EPC Power Projects Limited (“ENMAS”), Jefferson Enterprises (“Jefferson”), or the power plant assets (collectively, the “Power Plant Assets”), all of which are expressly preserved for possible future negotiation among the applicable parties as more fully set forth in Section 4.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual covenants, agreements, representations, and releases set forth herein, the Parties, intending to be legally bound, agree as follows:

1. Definitions; Recitals. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement. The recitals set forth above are true and correct and are incorporated into and made a part of this Agreement.

2. Mutual Termination of the Exchange Agreement.

2.1 Termination. Effective as of the Effective Date, the Parties hereby mutually terminate the Exchange Agreement in its entirety by mutual written consent pursuant to, and in accordance with, Section 9.1(a) thereof. Upon such termination, and except as expressly provided in this Agreement, the Exchange Agreement shall be void and of no further force or effect, and no Party shall have any continuing rights, obligations, or liabilities thereunder.

2.2 Abandonment of the Acquisition. The Parties hereby acknowledge and agree that the Acquisition and all transactions contemplated by the Exchange Agreement are abandoned in their entirety, that neither Party has any obligation to consummate the Acquisition or the Closing, and that no further performance is required of any Party under the Exchange Agreement except as expressly set forth in this Agreement.

2.3 Waiver of Surviving Provisions. To the fullest extent permitted by law, each Party hereby waives and releases the other Party from any provision of the Exchange Agreement that by its terms would otherwise survive termination, except to the extent necessary to give effect to this Agreement.

3. Treatment of Prematurely Executed Closing Documents.

3.1 Acknowledgment. The Parties acknowledge that certain agreements, instruments, certificates, notes, restructuring agreements, novation documents, and other ancillary documents (including, without limitation, the Debt Note and any Debt Restructuring and Novation Agreement) may have been executed or delivered in anticipation of, and solely in contemplation of, the Closing (collectively, the “Pre-Closing Documents”).

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3.2 No Effectiveness Absent Closing. The Parties expressly acknowledge and agree that: (a) the Closing never occurred; (b) the transactions contemplated by the Exchange Agreement were never consummated; (c) each of the Pre-Closing Documents was intended by the Parties to become operative and effective only upon, in connection with, and contingent upon the occurrence of the Closing; and (d) because the Closing never occurred, none of the Pre-Closing Documents ever became operative, effective, or enforceable as independent obligations of any Party, and each is void ab initio to the extent it purported to create obligations effective prior to or independent of the Closing.

3.3 Rescission and Cancellation. Without limiting Section 3.2, and solely out of an abundance of caution, to the extent that any Pre-Closing Document could arguably be construed as effective, operative, or enforceable notwithstanding the failure of the Closing to occur, the Parties hereby unconditionally and irrevocably rescind, terminate, cancel, and render null and void each and every such Pre-Closing Document, effective as of the Effective Date, such that no such document shall have any force or effect whatsoever.

3.4 No Assumption, Novation, or Transfer. The Parties further expressly acknowledge and agree that, by reason of the execution or delivery of any Pre-Closing Document or otherwise: (a) no assumption of any liability or obligation of Sim Agro (or any other person) by 1606 occurred or shall be deemed to have occurred; (b) no novation of any indebtedness or obligation occurred or shall be deemed to have occurred; (c) no debt restructuring in favor of, or for the benefit of, 1606 occurred or shall be deemed to have occurred; (d) no debt assumption by 1606 occurred or shall be deemed to have occurred; and (e) no liability or obligation of Sim Agro was transferred to, assumed by, or became the responsibility of 1606. The Parties agree that the execution or delivery of any Pre-Closing Document, standing alone and absent the Closing, did not and does not create any binding obligation of any Party independent of the Closing.

3.5 Signatures Required to Cancel the Novation Agreement. For the avoidance of doubt, and as a condition to the effectiveness of the rescission, termination, and cancellation of the Debt Restructuring and Novation Agreement contemplated by this Section 3, each individual who executed the Debt Restructuring and Novation Agreement, namely Alur Chakrapani and Karthik Raghavan (each, a “Novation Signatory”), shall execute this Agreement in the signature blocks provided below. By executing this Agreement, each Novation Signatory acknowledges, consents to, and confirms the rescission, termination, and cancellation of the Debt Restructuring and Novation Agreement and each other Pre-Closing Document, effective as of the Effective Date, such that the Debt Restructuring and Novation Agreement is null and void and of no further force or effect.

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4. Preservation of Creditor Rights.

4.1 Preservation. Notwithstanding anything to the contrary in this Agreement (including, without limitation, the releases set forth in Section 5 and the covenant not to sue set forth in Section 6), and for the avoidance of all doubt, nothing in this Agreement shall, or shall be construed or deemed to, release, satisfy, discharge, compromise, extinguish, impair, waive, assign, transfer, subordinate, modify, affect, or prejudice, in whole or in part, any of the following (collectively, the “Preserved Rights”): (a) any indebtedness owed by Sim Agro (or any person other than 1606); (b) any promissory note (other than any Pre-Closing Document, including the Debt Note); (c) any lien; (d) any security interest; (e) any collateral or collateral right; (f) any creditor claim; (g) any enforcement right; (h) any foreclosure right; (i) any rights, remedies, or claims arising under the Uniform Commercial Code; (j) any claim relating to ENMAS; (k) any claim relating to Jefferson; and (l) any claim relating to the Power Plant Assets, in each case whether now existing or hereafter arising and whether held by, against, or among the Parties or any third party; provided, however, that notwithstanding anything in this Section 4 or elsewhere in this Agreement to the contrary, the Preserved Rights shall not include, and nothing in this Agreement shall revive, create, continue, or preserve, any obligation, indebtedness, liability, or Claim of, or against, 1606 arising under or in respect of any Pre-Closing Document (including, without limitation, the Debt Note), all of which are void ab initio, rescinded, cancelled, and of no force or effect pursuant to Section 3.

4.2 Scope Limited to the Acquisition. The Parties acknowledge and agree that this Agreement concerns only the termination and abandonment of the Acquisition and the transactions contemplated by the Exchange Agreement, and does not, and is not intended to, address, resolve, settle, or determine any matter relating to the Preserved Rights or any other creditor issue.

4.3 Future Negotiations. The Parties expressly reserve, and remain free to negotiate and enter into, one or more separate agreements at any time in the future concerning the Preserved Rights, including, without limitation, any assignment, restructuring, settlement, satisfaction, or acquisition thereof. Nothing in this Agreement shall obligate any Party to enter into, or prejudice any Party’s rights or positions in, any such future negotiation or agreement.

5. Mutual Releases.

5.1 Release by 1606. Effective as of the Effective Date, 1606, on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, affiliates, and each of their respective officers, directors, managers, members, employees, agents, and representatives (collectively, the “1606 Releasing Parties”), hereby irrevocably and unconditionally releases, acquits, and forever discharges Sim Agro and its predecessors, successors, assigns, parents, subsidiaries, affiliates, and each of their respective officers, directors, managers, members, stockholders, employees, agents, and representatives (collectively, the “Sim Agro Released Parties”) from any and all claims, demands, actions, causes of action, suits, liabilities, damages, losses, costs, and expenses of every kind and nature, whether known or unknown, suspected or unsuspected, accrued or unaccrued, at law or in equity (collectively, “Claims”), arising out of or relating to (a) the negotiation of the Acquisition, (b) the Exchange Agreement, (c) the failure of the Closing to occur, (d) any breach or alleged breach of any obligation relating to the Acquisition, and (e) the termination or abandonment of the Acquisition.

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5.2 Release by Sim Agro. Effective as of the Effective Date, Sim Agro, on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, affiliates, and each of their respective officers, directors, managers, members, stockholders, employees, agents, and representatives (collectively, the “Sim Agro Releasing Parties”), hereby irrevocably and unconditionally releases, acquits, and forever discharges 1606 and its predecessors, successors, assigns, parents, subsidiaries, affiliates, and each of their respective officers, directors, managers, members, stockholders, employees, agents, and representatives (collectively, the “1606 Released Parties”) from any and all Claims arising out of or relating to (a) the negotiation of the Acquisition, (b) the Exchange Agreement, (c) the failure of the Closing to occur, (d) any breach or alleged breach of any obligation relating to the Acquisition, and (e) the termination or abandonment of the Acquisition.

5.3 Exclusions from Releases. Notwithstanding anything to the contrary in this Section 5, the releases set forth herein shall not extend to, and expressly exclude, (a) any right or obligation created by, or arising under, this Agreement, and (b) any of the Preserved Rights, all of which are expressly preserved in accordance with Section 4.

5.4 No Admission. This Agreement is entered into as a compromise and settlement of matters relating to the Acquisition and to avoid the expense and uncertainty of dispute. Nothing in this Agreement, and no action taken in connection herewith, shall constitute, or be construed as, an admission by any Party of any liability, wrongdoing, fault, or obligation of any kind, all of which are expressly denied.

5.5 Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, that: (a) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary corporate action on its part; (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity; and (d) no consent, approval, authorization, or order of, or filing with, any governmental authority or any other person is required to be obtained or made by it in connection with the execution, delivery, and performance of this Agreement that has not already been obtained or made.

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6. Covenant Not to Sue. To the fullest extent permitted by applicable law, each Party covenants and agrees not to commence, institute, maintain, prosecute, or assert, or to assist or encourage any third party to commence, institute, maintain, prosecute, or assert, any Claim against any Released Party arising out of or relating to any matter released pursuant to Section 5. This covenant not to sue shall not apply to, and shall in no way limit, (a) any Party’s right to enforce this Agreement, or (b) any of the Preserved Rights.

7. Sim Agro Covenant and Indemnification Regarding ENMAS. Sim Agro hereby covenants, acknowledges, and agrees that, as between Sim Agro and 1606, Sim Agro is and shall remain solely responsible and liable for any and all indebtedness, obligations, liabilities, and Claims owed to, asserted by, or arising in favor of ENMAS, including, without limitation, any obligation purportedly evidenced by the Debt Note, and that 1606 has not assumed, and shall have no responsibility or liability for, any such indebtedness, obligation, liability, or Claim.

8. Indemnification. Sim Agro shall indemnify, defend, and hold harmless 1606 and the 1606 Released Parties (each, an “Indemnified Party”) from and against any and all Claims, losses, damages, liabilities, judgments, awards, settlements, costs, and expenses (including reasonable attorneys’ fees, expert fees, and court costs) arising out of or relating to any attempt by ENMAS, or any person claiming by, through, or under ENMAS, to hold any Indemnified Party liable for any indebtedness, obligation, liability, or Claim described in the preceding paragraph, including, without limitation, any effort to enforce the Debt Note or any other Pre-Closing Document against any Indemnified Party (each, an “ENMAS Claim”).

9. Defense of ENMAS Claims. Upon written notice from an Indemnified Party of any ENMAS Claim, Sim Agro shall, at its sole cost and expense, promptly assume and diligently conduct the defense of such ENMAS Claim with counsel reasonably acceptable to the Indemnified Party. If Sim Agro fails to promptly assume and diligently conduct such defense, or if the Indemnified Party reasonably concludes that there is an actual or potential conflict of interest between Sim Agro and the Indemnified Party or that separate representation is otherwise advisable, the Indemnified Party may retain its own counsel and control its own defense, and Sim Agro shall remain fully responsible for the fees, costs, and expenses thereof in accordance with this Section.

10. Advancement of Expenses. Sim Agro shall pay all attorneys’ fees, expert fees, court costs, and other expenses incurred in connection with any ENMAS Claim directly to the applicable providers, or shall advance such amounts to the Indemnified Party, in each case promptly and as such fees, costs, and expenses are incurred and in advance of the final disposition of the ENMAS Claim, and within thirty (30) days following the Indemnified Party’s delivery of an invoice or other reasonable documentation therefor. It is the express intention of the Parties that no Indemnified Party shall be required to pay any such fees, costs, or expenses out of its own funds and thereafter seek reimbursement. The obligation of Sim Agro to advance expenses under this Section shall not be conditioned upon any determination of the ultimate entitlement to indemnification and shall be unsecured and not subject to any requirement to post collateral.

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11. Settlement. Sim Agro shall not consent to the entry of any judgment or enter into any settlement of any ENMAS Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed) unless such judgment or settlement (a) provides solely for the payment of money that Sim Agro pays in full, (b) includes an unconditional release of each Indemnified Party from all liability in respect of such ENMAS Claim, and (c) does not impose any injunctive or other non-monetary relief upon, or contain any admission or finding of fault by, any Indemnified Party.

12. Survival. This Section shall survive the termination of the Exchange Agreement and shall not be limited or affected by the releases set forth in Section 5, the covenant not to sue set forth in Section 6, or the preservation of Preserved Rights set forth in Section 4.

13. Further Assurances. Each Party shall, from time to time upon the reasonable request of the other Party and at the requesting Party’s sole cost and expense, execute and deliver such additional documents, instruments, and confirmations, and take such further actions, as may be reasonably necessary or appropriate to effectuate the termination and other transactions contemplated by, and to carry out the intent and purposes of, this Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the termination of the Acquisition and the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, term sheets, and discussions, whether oral or written, of the Parties relating to the termination of the Acquisition. Notwithstanding the foregoing, this Agreement does not, and shall not be construed to, supersede, amend, modify, or affect any of the Preserved Rights or any agreement, instrument, or understanding relating thereto.

15. Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs, fees, and expenses (including attorneys’ fees) incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and the transactions contemplated hereby.

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16. Miscellaneous.

16.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to any conflict of laws principles that would require the application of the laws of any other jurisdiction.

16.2 Venue; Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, in respect of any action or proceeding arising out of or relating to this Agreement, and irrevocably waives, to the fullest extent permitted by law, any objection based on venue or forum non conveniens.

16.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.4 Electronic Signatures. The exchange of executed copies of this Agreement by facsimile, email (including in PDF form), or other electronic transmission, and the use of electronic signatures, shall constitute effective execution and delivery of this Agreement and shall be deemed valid, binding, and enforceable for all purposes.

16.5 Amendments. This Agreement may be amended, modified, or supplemented only by a written instrument executed by both Parties.

16.6 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to any Party.

16.7 Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise thereof or the exercise of any other right.

16.8 Assignment. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, and any purported assignment in violation of this Section 16.8 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

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16.9 Headings. The headings and captions used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision hereof.

16.10 Construction. This Agreement is the product of arm’s-length negotiation between the Parties, each of which has participated in its drafting. Accordingly, no rule of construction requiring that ambiguities be resolved against the drafting party shall be applied against any Party in the interpretation of this Agreement.

16.11 Independent Counsel. Each Party acknowledges that it has had the opportunity to be represented by, and has consulted with, independent legal counsel of its own choosing in connection with the negotiation, review, and execution of this Agreement, or has knowingly and voluntarily elected not to do so.

16.12 Integration. This Agreement, together with any documents expressly referenced herein, constitutes the entire integrated agreement of the Parties with respect to the subject matter hereof and reflects the complete and final expression of their agreement.

16.13 Attorneys’ Fees. In the event of any action, suit, or proceeding arising out of or relating to this Agreement, or the enforcement, breach, or interpretation hereof, the prevailing Party shall be entitled to recover from the non-prevailing Party its reasonable attorneys’ fees, costs, and expenses (including fees, costs, and expenses incurred on appeal and in any bankruptcy or insolvency proceeding) incurred in connection therewith, in addition to any other relief to which such Party may be entitled. This Section 16.13 shall not apply to, and shall in no way limit any Party’s rights, remedies, or recoveries with respect to, any of the Preserved Rights, which are governed by the applicable Preserved Rights documentation.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

1606 CORP.

By:	/s/ Austen Lambrecht
Name:	Austen Lambrecht
Title:	Chief Executive Officer

SIM AGRO INC.

By:	/s/ Karthik Raghavan
Name:	Karthik Raghavan
Title:	President

ACKNOWLEDGED AND AGREED, solely with respect to the rescission, termination, and cancellation of the Debt Restructuring and Novation Agreement:

/s/ Alur Chakrapani
Alur Chakrapani

/s/ Karthik Raghavan
Karthik Raghavan

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